Exhibit 10.2(d)

nelco®

Via Certified Mail/Return Receipt

February 10th, 2015

Mr. James Emmi
Kimberly Development Co.
1009 Dolphin Terrace
Corona Del Mar, CA 92625

Dear Mr. Emmi:

This letter confirms that Nelco Products, Inc. is exercising its options to extend the leases of both 1100 and 1107 E. Kimberly Avenue, Anaheim, California for an additional five-year term, June 20, 2015 to June 20, 2020, in accordance with the letter dated April 20, 2010 from Nelco Products, Inc. to you and your letter dated July 14, 2012 to Nelco Products, Inc., with the rental rate for the first year of this additional term, June 20, 2015 to June 20, 2016, to be the same as the current rental rate, which is $ 15,672.00 per month, and with the rental rate for the remainder of this additional term to be determined in accordance with paragraphs A3 in the Addendums, executed by Nelco Products, Inc. as Lessee on July 10, 2000 and by James Emmi as Lessor on July 12, 2000, to the Leases dated December 12, 1989.

Sincerely,

NELCO PRODUCTS, INC.

Marty Kendrick
President

Accepted and Agreed:

James Emmi 2-13-15
James Emmi

MK:myj